CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of AMCON Distributing Company on Form S-8 of our report dated November 24, 1999, except for Note 16, for which the date is December 20, 1999, on our audits of the financial statements and financial statement schedules of AMCON Distributing Company as of September 30, 1999 and 1998, and for each of the three years in the period ended September 30, 1999, which report is incorporated by reference in this Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP


Omaha, Nebraska
December 22, 1999